Exhibit 99.1

Venus Concept Inc. Announces Debt Restructuring, Preliminary Third Quarter 2023 Revenue Results and Updates Fiscal Year 2023 Revenue Guidance

Provides significant financial flexibility and support for the Company’s path to cash flow breakeven by reducing total debt, deferring principal and interest payments, and lowering near-term cash needs

TORONTO, October 5, 2023 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has finalized an agreement with its lenders, City National Bank of Florida (“CNB”) and Madryn Asset Management, LP and affiliates (“Madryn”), to restructure its existing debt obligations, improving the Company's overall financial position by deferring certain principal and interest payments under its senior debt and exchanging a portion of its convertible notes for  preferred stock. The debt restructuring supports the Company’s strategic turnaround efforts, by strengthening its capital structure, improving its liquidity position, and enhancing the path to cashflow breakeven in the second half of 2024.

The loan modification and exchange agreements provide for, among other things:

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Deferral of the approximately $7.7 million annual payment of principal plus accrued interest, previously due December 8, 2023, under the Company’s Main Street Priority Loan Facility with CNB (“MSLP Note”) until loan maturity on December 8, 2025;

•	Deferral of approximately $3.9 million, or 50% of the annual payment of principal plus accrued interest, previously due December 8, 2024, under the MSLP Note until loan maturity on December 8, 2025;
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Exchange of $5.0 million of the Company’s Secured Subordinated Convertible Notes with Madryn for newly-created Series X Senior Convertible Preferred Stock, which pays a dividend in kind, on a quarterly basis, equal to an annual rate of 12.5%; and

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Remaining outstanding Secured Subordinated Convertible Notes with Madryn subject to a new conversion price of $24 per share and interest payable in kind, on a quarterly basis, at an annual rate of 90-day Adjusted SOFR + 8.5%.

“We appreciate the valuable partnership and continued support from our lenders, City National Bank of Florida and Madryn Asset Management,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “These debt restructuring activities provide Venus Concept with substantial additional liquidity to support maintenance of ongoing operations, execution of our near-to-intermediate term strategic turnaround objectives and funding of priority investments in key R&D initiatives. The debt restructuring, along with our previously announced ongoing multi-tranche equity funding from EW Healthcare Partners are key to our plan to significantly improve the cash flow and profitability profile of the Company and return to long-term, sustainable, growth.”

“CNB and Madryn have been critical to the Company’s evolution and we are grateful for the role that the Main Street Lending Program and our lenders have played in financing the company over the last several years. We will continue to look for ways to improve our balance sheet as we progress towards achieving cash flow breakeven in the second half of 2024,” added Domenic Della Penna, Executive Vice President and Chief Financial Officer of Venus Concept.

Additional information regarding the amended credit agreements and the Senior Preferred Stock will be set forth in a Current Report on Form 8-K, which Venus Concept expects to file with the SEC today.

Canaccord Genuity acted as financial advisor to the Company in the debt restructuring.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the Common Stock issuable upon conversion of the Series X Senior Convertible Preferred Stock.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Preliminary Third Quarter 2023 Revenue and Updated Fiscal Year 2023 Revenue Guidance:

Preliminary total revenue for the third quarter of 2023 is expected to be in the range of $17.0 million to $18.0 million, compared to total revenue of $21.5 million in the prior year period. The Company now expects total revenue for the twelve months ending December 31, 2023 to be in the range of $80.0 million to $82.0 million, compared to prior guidance which called for total revenue in a range of $90.0 million to $95.0 million. The preliminary third quarter total revenue results versus expectations and updated fiscal year 2023 total revenue guidance are primarily a result of the accelerated impact of the Company’s strategic restructuring activities in international markets.

“We are pleased with the progress we have made in our strategic turnaround plan in 2023. Our restructuring efforts to reduce expenses are exceeding expectations, and repositioning of the business in the US and internationally supports growth in 2024,” said Rajiv De Silva. “While revenue expectations for the year are lower than expected, primarily due to our accelerated restructuring of certain international markets, we are pleased with the performance in the US market. Our primary objective for 2023 has been to reduce cash burn by 50% or more year over year, which we are still on track to achieve due to our cost restructuring efforts.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about   the anticipated benefits of the debt restructuring, including the Company’s goal to achieve cash flow breakeven in the second half of 2024. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 14 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com